Exhibit 99.1

CESCA THERAPEUTICS ANNOUNCES CONVERSION OF $12.5 MILLION IN SENIOR

SECURED DEBT TO EQUITY

RANCHO CORDOVA, CA, August 24, 2016 – Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that the Company has converted a senior secured three year convertible debenture of $12.5 million of principal and $8.25 million of interest to 6,102,941 shares of its common stock. The conversion was effected in accordance with the previously announced purchase agreement entered into between Cesca Therapeutics and Boyalife USA, dated February 2, 2016. It releases Cesca from all security interest and liens previously placed against the Company’s assets and eliminates Boyalife’s entitlement to certain participation rights in, or consent rights over, potential future equity and debt financings.

As a result of the conversion, Boyalife’s total holding in the Company will increase to 6,838,235 shares, or 70% of shares outstanding. The Company’s Board of Directors will increase to seven members of which Boyalife will have the right to designate three.

“We are pleased to have been able to convert all of our outstanding debt to equity”, commented Robin Stracey, Cesca Therapeutics’ Chief Executive Officer. “It enhances our balance sheet and gives us much greater financial flexibility in determining how best to proceed with our clinical programs, including the FDA-approved Phase III pivotal trial for the evaluation of our SurgWerks™ platform for the treatment of patients with late-stage critical limb ischemia. Boyalife has been, and continues to be, a valuable strategic partner that remains committed to both our historical cord blood banking business and to our proprietary cell therapy programs. We look forward to working more closely with them in unlocking the full commercial potential of our Company and driving shareholder value”.

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development, and commercialization of cellular therapies and delivery systems for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapeutics. These include:

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The SurgWerks™ System (in development) - a proprietary system comprised of the SurgWerks Processing Platform, including devices and analytics, and indication-specific SurgWerks Procedure Kits for use in regenerative stem cell therapy at the point-of-care for vascular and orthopedic diseases.

●	The CellWerks™ System (in development) - a proprietary cell processing system with associated analytics for intra-laboratory preparation of adult stem cells from bone marrow or blood.
●	The AutoXpress® System (AXP®) - a proprietary automated device and companion sterile disposable for concentrating hematopoietic stem cells from cord blood.
●	The MarrowXpress™ System (MXP™) - a derivative product of the AXP and its accompanying sterile disposable for the isolation and concentration of hematopoietic stem cells from bone marrow.
●	The BioArchive® System - an automated cryogenic device used by cord blood banks for the cryopreservation and storage of cord blood stem cell concentrate for future use.
●	Manual bag sets for use in the processing and cryogenic storage of cord blood.

Forward-Looking Statements and Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes statements of future expectations and other forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions, speak only as of the date hereof and are subject to change. Forward-looking statements can often be identified by words such as “potential,” “continue,” “look forward to,” “will” and similar expressions and include, but are not limited to, statements regarding the conversion of outstanding debentures, the taking of certain actions with respect to the conversion of such debentures owned by Boyalife Investment, Inc. and the anticipated expansion of the board of directors and designation of directors by Boyalife Investment, Inc. These forward-looking statements are not guarantees of future results and are subject to known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially and adversely from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by these forward-looking statements is set forth under the caption "Risk Factors" in our Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in other reports filed with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact: Cesca Therapeutics Inc.

ir@cescatherapeutics.com

Investor Contact: The Ruth Group

Lee Roth / Tram Bui

646-536-7012 / 7035

lroth@theruthgroup.com / tbui@theruthgroup.com